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                                                                   EXHIBIT 10-20
                                [CONFORMED COPY]



                   AMENDED AND RESTATED CREDIT AGREEMENT


       AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 25, 1996 among ANALOG DEVICES, INC. (with its successors, the "Company") and the BANKS listed on the signature pages hereof (with their successors, the "Banks").

                 W I T N E S S E T H:

       WHEREAS, the parties hereto and Morgan Guaranty Trust Company of New York, as Agent (with its successors in such capacity, the "Agent") have heretofore entered into a Credit Agreement dated as of March 12, 1993 (as amended by Amendment No. 1 thereto dated as of May 18, 1993, and Amendment No. 2 thereto dated as of September 8, 1994, the "Agreement"); and

       WHEREAS, the parties hereto desire to amend such Agreement as set forth herein and to restate such Agreement in its entirety to read as set forth in the Agreement with the amendments specified below;

       NOW, THEREFORE, the parties hereto agree as follows:

       SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement has the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" or to the Agreement and each other similar reference contained in the Agreement or in any Exhibit thereto shall from and after the date hereof refer to the Agreement as amended and restated hereby.

       SECTION 2. Amendment of Section 1.01. Section 1.01 of the Agreement is amended:

       (a) by replacing the date "September 8, 1998" in the definition of "Termination Date" with the date "October 25, 2000";

       (b) by deleting the definition of "Commitment Fee Rate"; and

       (c) by replacing the definition of "Facility Fee Rate" with the following:


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                  "Facility Fee Rate" means (i) .085 of 1% per annum for any date on which Level I Status exists, (ii) .125 of 1% per annum for any date on which Level II Status exists, (iii) .1875 of 1% per annum for any date on which Level III Status exists, (iv) .25 of 1% per annum for any date on which Level IV Status exists and (v) .375 of 1% per annum for any date on which Level V Status exists.

         SECTION 3. Amendment of Section 2.07. Section 2.07 of the Agreement is amended:

         (a) by replacing the definition of "CD Margin" in subsection (b) with the following:

                  "CD Margin" means (i) .365 of 1% per annum for any date on which Level I Status exists, (ii) .425 of 1% per annum for any date on which Level II Status exists, (iii) .5375 of 1% per annum for any date on which Level III Status exists, (iv) .75 of 1% per annum for any date on which Level IV Status exists and (v) 1% per annum for any date on which Level V Status exists.

and (b) by replacing the definition of "Euro-Dollar Margin" in subsection (c) with the following:

                  "Euro-Dollar Margin" means (i) .24 of 1% per annum for any date on which Level I Status exists, (ii) .30 of 1% per annum for any date on which Level II Status exists, (iii) .4125 of 1% per annum for any date on which Level III Status exists, (iv) .625 of 1% per annum for any date on which Level IV Status exists, and (v) .875 of 1% per annum for any date on which Level V Status exists.

         SECTION 4. Amendment of Section 2.08. Section 2.08 of the Agreement is amended to read in its entirety as follows:

                  (a) Facility Fee. The Company shall pay to the Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate. Such facility fee shall accrue (i) from and including the date hereof to but excluding the Termination Date, on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans.

                   (b) Payments. Accrued fees under subsection (a) of this Section shall be payable quarterly on each March 15, June 15, September 15 and


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         December 15, and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

                  (c) Administrative and Auction Fees. The Company shall pay to the Agent for its own account administrative and auction fees in the amounts previously agreed between them.

         SECTION 5. Amendment of Section 5.10. Section 5.10 of the Agreement is amended by replacing "$288,981,000" with "$600,000,000", "January 31, 1993" with
"November 3, 1996" and "January 30, 1993" with "November 2, 1996".

         SECTION 6. Amendment of Section 5.11. Section 5.11 of the Agreement is amended by replacing "$29,734,000" with "$150,000,000", "January 30, 1993" with
"November 2, 1996" and "January 31, 1993" with "November 3, 1996".

         SECTION 7. Amendment of Section 5.13. Section 5.13 of the Agreement is amended by deleting "and" at the end of clause (i) and replacing clause (j) with the following clauses (j) and (k):

         (j) Liens securing Capital Leases entered into after August 3, 1996 in an aggregate principal amount at any one time outstanding not to exceed $200,000,000; and

         (k) Liens not otherwise permitted by the foregoing clauses of this Section securing indebtedness in an aggregate principal and mark to market value (net of mark to market thresholds, if any) amount at any one time outstanding not to exceed 20% of Consolidated Tangible Net Worth.

         SECTION 8. Governing Law. This Amendment and Restatement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 9. Counterparts; Effectiveness. This Amendment and Restatement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment and Restatement shall become effective as of the date hereof when the Agent shall receive

         (a) duly executed counterparts hereof signed by the Company and the Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall receive telex, telecopy or other written confirmation from such party of execution of a counterpart hereof by such party);


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         (b) an opinion of William A. Wise, Jr., Assistant General Counsel of
the Company, substantially in the form of Exhibit A hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

         (c) an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit B hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

         (d) all documents it may reasonably request relating to the existence of the Company, the corporate authority for and the validity of this Amendment and Restatement, the Agreement as amended and restated hereby and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

provided that this Amendment and Restatement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than October 31, 1996.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amended and
Restated Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                            ANALOG DEVICES, INC.


                                            By: /s/ William A. Martin
                                               --------------------------------
                                                  Name: William A. Martin
                                                  Title: Treasurer


                                            MORGAN GUARANTY TRUST
                                                  COMPANY OF NEW YORK


                                            By: /s/ Robert L. Barrett
                                               --------------------------------
                                                  Name: Robert L. Barrett
                                                  Title: Vice President


                                            BANK OF AMERICA NATIONAL TRUST
                                                  AND SAVINGS ASSOCIATION


                                            By: /s/ Jamie Dillon
                                               --------------------------------
                                                  Name: Jamie Dillon
                                                  Title: Vice President


                                            THE FIRST NATIONAL BANK
                                                  OF BOSTON


                                            By: /s/ Daniel G. Head, Jr.
                                               --------------------------------
                                                  Name: Daniel G. Head, Jr.
                                                  Title: Vice President


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                                                                       EXHIBIT A


                                   OPINION OF
                             COUNSEL FOR THE COMPANY



                                                      October 25, 1996


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

         This opinion is furnished to you pursuant to Section 9(b) of the Amended and Restated Credit Agreement dated as of October 25, 1996 among Analog Devices, Inc. (the "Company"), the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the Credit Agreement as so amended and restated, the "Credit Agreement). Terms defined in the Credit Agreement are used herein as therein defined.

         I have acted as counsel for the Company in connection with the Credit Agreement. In rendering this opinion, I have examined and am familiar with the Credit Agreement, the Notes, the Articles of Organization and by-laws of the Company (each as amended to date), all material records of meetings of directors of the Company, certificates of public officials, and such other documents and matters of law as I have determined necessary as a basis for the opinion hereinafter expressed.

         In my examination of the foregoing documents, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents. Insofar as this opinion relates to factual matters, information with respect to which is not in my possession, I have relied exclusively upon


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representations made by the Company in the Credit Agreement, and nothing has come to my attention leading me to question the accuracy of such information.

         My opinion set forth below with respect to the Credit Agreement and the Notes is limited to such documents and agreements themselves and does not extend to any other documents, agreements, or instruments listed or described therein.

         For the purposes of this opinion, I have assumed that the Credit Agreement is valid, binding and enforceable obligation of each Bank and the Agent and that the facts and law governing the future performance by the Company of its obligations under the Credit Agreement will be identical to the facts and law governing such performance as of the date of this opinion.

         For the purposes of my opinion expressed in paragraph 1 below relating to due incorporation, legal existence and good standing of the Company, I have relied exclusively upon a certificate of the Office of the Secretary of State of Massachusetts dated October __, 1996. For the purposes of my opinion expressed in paragraph 5 below related to legal existence and good standing of the Company's corporate Subsidiaries, I have not obtained from any governmental authorities nor reviewed any certificates, laws or regulations applicable to them or the conduct of their business whether in their respective jurisdictions of incorporation or elsewhere.

         I am a member of the Bar of the Commonwealth of Massachusetts only, and have not made an independent review of the laws of any state or jurisdiction other than the Commonwealth of Massachusetts and the Federal law of the United States of America. Accordingly, I express no opinion herein as to the laws of any state or other jurisdiction other than the Commonwealth of Massachusetts and the Federal law of the United States of America. To the extent that the Credit Agreement and Notes recite they are governed by the laws of the State of New York, I have assumed, with your permission, that the laws of the State of New York, to the extent relevant or applicable to the transactions contemplated by such documents, are identical to those of the Commonwealth of Massachusetts.

         Any reference to "my knowledge" or "knowledge" or any variation thereof shall mean my conscious awareness of the existence or absence of any facts that would contradict my opinions set forth below. I have not undertaken any independent investigation to determine the existence or absence of such facts. Without limiting the foregoing with respect to my opinions in paragraphs 2 and 4 below, I have not conducted a search of the dockets of any court or administrative or other regulatory agency.

         The opinion hereinafter expressed in paragraph 3 is qualified to the extent that the validity or enforceability of any of the agreements, documents, or


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obligations referred to herein may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury or other laws relating to or affecting the rights of creditors generally, or (ii) duties and standards imposed on creditors from time to time, including, without limitation, good faith, reasonableness and fair dealing under the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts or any other applicable law. I express no opinion as to the availability of any equitable remedy upon breach of any of the agreements, documents or obligations referred to herein.

         I express no opinion as to the enforceability of the Agent's or any Bank's rights under the Credit Agreement other than with respect to the Company.

         Based upon and subject to the foregoing, I am of the opinion that:

         1. The Company is a corporation duly incorporated, legally existing and in good standing under the laws of the Commonwealth of Massachusetts and has all corporate powers, material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         2. The execution, delivery and performance by the Company of the Credit Agreement and the Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Articles of Organization or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

         3. The Credit Agreement constitutes a valid and binding agreement of the Company and its Notes constitute valid and binding obligations of the Company.

         4. To my knowledge, there is no action, suit or proceeding pending against, threatened against or affecting the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of the Credit Agreement or the Notes.


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         5. To my knowledge, each of the Company's corporate Subsidiaries is a corporation legally existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

Very truly yours,

ANALOG DEVICES, INC.

William A. Wise, Jr.
Corporate Counsel


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                                                                       EXHIBIT B




                                                    October 25, 1996


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

         We have participated in the preparation of the Amended and Restated Credit Agreement dated as of October 25, 1996 among Analog Devices, Inc., a Massachusetts corporation (the "Company"), the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent") (the Credit Agreement as so amended and restated, the "Credit Agreement"). We have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 9(c) of the Amendment and Restatement. Terms defined in the Credit Agreement are used herein as therein defined.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Company and its Notes constitute valid and binding obligations of the Company.

         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In giving the foregoing opinion, (i) we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect and (ii) we have relied, without independent


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investigation, as to all matters governed by the law of the Commonwealth of
Massachusetts, upon the opinion of William A. Wise, Jr., Esq., copies of which have been delivered to you.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                                     Very truly yours,



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